Citizens Financial Group, Inc. Reports Second Quarter 2026 Net Income of
$587 million, up 35% YoY, and EPS of $1.30, up 41% YoY and 15% QoQ
Sequential NII Growth of 4% and Fee Growth of 8%
Positive Operating Leverage of 6.4% YoY

	Key Financial Data	2Q26	1Q26	2Q25	Second Quarter 2026 Highlights

Income Statement	($s in millions)
■EPS of $1.30; ROTCE of 13.9%
–Continued strong Private Bank progress, contributing $0.15 to EPS, up from $0.11 in 1Q26
■PPNR of $889 million, up 13% QoQ, up 24% YoY
–NII up 4.4% QoQ, with NIM up 3 bps to 3.17%; YoY NII up 14%, with NIM up 22 bps
–Fees up 8% QoQ, up 9% YoY driven by Capital Markets and Wealth
–Positive operating leverage of 4.1% QoQ and 6.4% YoY
■Loans up 3% on a spot basis and 2% on an average basis QoQ, with growth led by Commercial and Private Bank
■Continuing favorable credit trends; net charge-offs of 37 bps, down 2 bps QoQ
■Strong ACL coverage of 1.48%
■Average deposits up $2.3 billion, or 1% QoQ, driven by growth in Private Bank and retail low-cost categories
–Private Bank spot deposits of $17.8 billion
–Total deposit costs well controlled, up 3 bps QoQ
■Strong liquidity profile; spot LDR of 79.5%
■Strong CET1 ratio of 10.4%
■TBV/share of $38.29, up 1% QoQ

	Total revenue	$2,283	$2,168	$2,037
	Pre-provision profit	889	790	718
	Provision for credit losses	134	140	164
	Net income	587	517	436

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$147.5	$143.7	$139.3
	Average loans and leases	146.1	143.4	138.8
	Period-end deposits	185.6	184.0	175.1
	Average deposits	183.6	181.3	174.1
	Loan-to-deposit ratio (spot)	79.5%	78.1%	79.6%
	NCO ratio	0.37%	0.39%	0.48%

Financial Metrics	Diluted EPS	$1.30	$1.13	$0.92
	ROTCE	13.9%	12.2%	11.0%
	Net interest margin, FTE	3.17	3.14	2.95
	Efficiency ratio	61.1	63.6	64.8
	CET1	10.4%	10.5%	10.6%
	TBV/Share	$38.29	$37.94	$35.23

Comments from Chairman and CEO Bruce Van Saun
“We delivered an outstanding second quarter, led by strong revenue growth, significant positive operating leverage and favorable credit performance,” said Chairman and CEO Bruce Van Saun. “We are executing well on our strategic initiatives, with continued strong growth in the Private Bank, record Wealth fees and record second quarter fees in Capital Markets, meaningful progress on Reimagine the Bank, and the successful launch of a new Consumer mobile platform. We were pleased about the DFAST stress loss results and anticipate further improvement under the new Fed models. We remain confident in our momentum and outlook through the remainder of 2026 and for 2027.”

Citizens Financial Group, Inc.
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.46 per share. The dividend is payable on August 13, 2026 to shareholders of record at the close of business on July 30, 2026.

Earnings highlights(1):

	Quarterly Trends
				2Q26 change from
($s in millions, except per share data)	2Q26	1Q26	2Q25	1Q26			2Q25
Earnings				$/bps/%		%	$/bps/%		%
Net interest income	$1,631	$1,562	$1,437	$69		4%	$194		14%
Noninterest income	652	606	600	46		8	52		9
Total revenue	2,283	2,168	2,037	115		5	246		12
Noninterest expense	1,394	1,378	1,319	16		1	75		6
Pre-provision profit	889	790	718	99		13	171		24
Provision for credit losses	134	140	164	(6)		(4)	(30)		(18)
Net income	587	517	436	70		14	151		35
Preferred dividends/other	33	33	34	—		—	(1)		(3)
Net income available to common stockholders	$554	$484	$402	$70		14%	$152		38%
Average common shares outstanding
Basic (in millions)	422.9	425.3	433.6	(2.5)		(1)	(10.8)		(2)
Diluted (in millions)	426.7	429.9	436.5	(3.2)		(1)	(9.9)		(2)
Diluted earnings per share	1.30	1.13	0.92	0.17		15	0.38		41
Performance metrics
Net interest margin	3.16%	3.14%	2.94%	2	bps		22	bps
Net interest margin, FTE	3.17	3.14	2.95	3			22
Effective income tax rate	22.3	20.5	21.4	183			92
Efficiency ratio	61.1	63.6	64.8	(247)			(368)
Return on average tangible common equity	13.9	12.2	11.0	172			286
Return on average total tangible assets	1.06%	0.97%	0.83%	9	bps		23	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.4%	10.5%	10.6%
Total capital ratio	13.6	13.7	13.8
Tier 1 leverage ratio	9.2	9.3	9.4
Tangible common equity ratio	7.2	7.3	7.2
Allowance for credit losses to loans and leases	1.48%	1.52%	1.59%	(4)	bps		(11)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.97%	1.04%	1.09%	(7)	bps		(12)	bps
Allowance for credit losses to nonaccrual loans and leases	152	146	145	6%			7%
Net charge-offs as a % of average loans and leases	0.37%	0.39%	0.48%	(2)	bps		(11)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
Consolidated balance sheet summary(1):

				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26			2Q25
				$/bps		%	$/bps		%
Total assets	$233,836	$227,918	$218,310	$5,918		3%	$15,526		7%
Total loans and leases	147,491	143,667	139,304	3,824		3	8,187		6
Total loans held for sale	1,458	1,537	2,093	(79)		(5)	(635)		(30)
Deposits	185,620	184,035	175,086	1,585		1	10,534		6
Stockholders' equity	26,183	26,172	25,234	11		—	949		4
Stockholders' common equity	24,072	24,061	23,121	11		—	951		4
Tangible common equity	$16,185	$16,165	$15,246	$20		—%	$939		6%
Loan-to-deposit ratio (period-end)(2)	79.5%	78.1%	79.6%	139	bps		(10)	bps
Loan-to-deposit ratio (average)(2)	79.6%	79.1%	79.7%	49	bps		(14)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26			2Q25
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,994	$1,905	$1,887	$89		5%	$107		6%
Investment securities	446	424	428	22		5	18		4
Interest-bearing deposits in banks	103	91	92	12		13	11		12
Total interest income	$2,543	$2,420	$2,407	$123		5%	$136		6%
Interest expense:
Deposits	$747	$715	$802	$32		4%	$(55)		(7)%
Short-term borrowed funds	9	4	9	5		125	—		—
Long-term borrowed funds	156	139	159	17		12	(3)		(2)
Total interest expense	$912	$858	$970	$54		6%	$(58)		(6)%
Net interest income	$1,631	$1,562	$1,437	$69		4%	$194		14%

Net interest margin, FTE	3.17%	3.14%	2.95%	3	bps		22	bps

Second quarter 2026	vs.	first quarter 2026
Net interest income of $1.6 billion increased 4.4%, reflecting a higher net interest margin along with a 2% increase in average interest-earning assets.
•Net interest margin of 3.17% increased 3 basis points, reflecting the benefit of lower terminated swap impacts and Non-Core runoff, and fixed-rate asset repricing, partially offset by increased funding costs.
•Interest-bearing deposit costs increased 4 basis points to 2.08%; total deposit costs increased 3 basis points to 1.63%; total cost of funds increased 5 basis points to 1.85%.

Second quarter 2026	vs.	second quarter 2025
Net interest income of $1.6 billion increased 14%, primarily reflecting a higher net interest margin, as well as a 5% increase in interest-earning assets.
•Net interest margin of 3.17% increased 22 basis points, largely driven by the benefit of terminated swap impacts and Non-Core runoff, fixed-rate asset repricing and improved funding costs, partially offset by lower asset yields.

Citizens Financial Group, Inc.

Noninterest Income				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
				$	%	$	%
Service charges and fees	$117	$112	$111	$5	4%	$6	5%
Capital markets fees	153	134	105	19	14	48	46
Wealth fees	102	100	88	2	2	14	16
Card fees	89	83	90	6	7	(1)	(1)
Mortgage banking fees	42	42	73	—	—	(31)	(42)
Foreign exchange and derivative products	47	44	41	3	7	6	15
Letter of credit and loan fees	52	50	45	2	4	7	16
Securities gains, net	6	7	5	(1)	(14)	1	20
Other income(1)	44	34	42	10	29	2	5
Noninterest income	$652	$606	$600	$46	8%	$52	9%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Second quarter 2026	vs.	first quarter 2026
Noninterest income of $652 million increased $46 million, or 8%.
•Service charges and fees increased $5 million, primarily from seasonality and growth in account and cash management fees.
•Capital markets fees increased $19 million to $153 million, a record for the second quarter, reflecting higher loan syndication and debt and equity underwriting fees.
•Wealth fees increased $2 million to $102 million, a new record, reflecting higher advisory fees.
•Card fees increased $6 million, reflecting increased seasonal spend across credit and debit cards.
•FX and derivative products increased $3 million, primarily given higher interest rate and FX hedging activity, partially offset by a decline in commodities hedging activity.
•Mortgage banking fees are stable as higher servicing revenue was offset by lower production revenue.
•Other income increased $10 million, reflecting several modest revenue items.

Second quarter 2026	vs.	second quarter 2025
Noninterest income of $652 million increased $52 million, or 9%.
•Service charges and fees increased $6 million, primarily driven by higher cash management fees.
•Capital markets fees increased $48 million, driven by higher M&A, loan syndication and debt underwriting fees.
•Wealth fees increased $14 million, primarily from growth in AUM, reflecting net inflows and market appreciation.
•Mortgage banking fees decreased $31 million, largely reflecting lower MSR valuation results, net of hedge impact.

Citizens Financial Group, Inc.

Noninterest Expense				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
				$	%	$	%
Salaries and employee benefits	$745	$758	$681	$(13)	(2)%	$64	9%
Equipment and software	195	197	193	(2)	(1)	2	1
Outside services	174	162	169	12	7	5	3
Occupancy	108	114	108	(6)	(5)	—	—
Other operating expense	172	147	168	25	17	4	2
Noninterest expense	$1,394	$1,378	$1,319	$16	1%	$75	6%

Second quarter 2026	vs.	first quarter 2026
Noninterest expense of $1.4 billion increased 1%.
•Salaries and employee benefits decreased $13 million, primarily reflecting lower payroll taxes given seasonality.
•Outside services increased $12 million, largely due to higher technology-related costs.
•Occupancy decreased $6 million, largely reflecting lower branch maintenance costs.
•Other operating expense increased $25 million, reflecting higher insurance and various other modest expense items.
The effective tax rate of 22.3% in second quarter 2026 compares with 20.5% in first quarter 2026. The lower first quarter tax rate reflected the recognition of discrete tax benefits.

Second quarter 2026	vs.	second quarter 2025
Noninterest expense of $1.4 billion increased 6%.
•Salaries and employee benefits increased $64 million, reflecting hiring related to the Private Bank and Private Wealth buildout, and compensation associated with growth in Capital Markets fees.
•Outside services increased $5 million, primarily driven by costs to implement the Reimagine the Bank program.
•Other operating expense increased $4 million, reflecting the impact of various sundry items.
The effective tax rate was 22.3% in second quarter 2026 compared with 21.4% in second quarter 2025.

Citizens Financial Group, Inc.

Interest-earning assets				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
Period-end interest-earning assets				$	%	$	%
Investments	$46,345	$45,218	$43,899	$1,127	2%	$2,446	6%
Interest-bearing deposits in banks	12,648	12,076	8,121	572	5	4,527	56
Commercial loans and leases	77,284	74,589	71,642	2,695	4	5,642	8
Retail loans	70,207	69,078	67,662	1,129	2	2,545	4
Total loans and leases	147,491	143,667	139,304	3,824	3	8,187	6
Loans held for sale	1,458	1,537	2,093	(79)	(5)	(635)	(30)
Total loans and leases and loans held for sale	148,949	145,204	141,397	3,745	3	7,552	5
Total period-end interest-earning assets	$207,942	$202,498	$193,417	$5,444	3%	$14,525	8%
Average interest-earning assets(1)
Investments	$48,088	$46,929	$46,538	$1,159	2%	$1,550	3%
Interest-bearing deposits in banks	10,839	10,079	8,217	760	8	2,622	32
Commercial loans and leases	76,548	74,541	71,423	2,007	3	5,125	7
Retail loans	69,580	68,869	67,386	711	1	2,194	3
Total loans and leases	146,128	143,410	138,809	2,718	2	7,319	5
Loans held for sale	1,715	1,511	2,754	204	14	(1,039)	(38)
Total loans and leases and loans held for sale	147,843	144,921	141,563	2,922	2	6,280	4
Total average interest-earning assets	$206,770	$201,929	$196,318	$4,841	2%	$10,452	5%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Second quarter 2026	vs.	first quarter 2026
Period-end interest-earning assets of $207.9 billion increased $5.4 billion, or 3%, reflecting a $1.1 billion increase in investments in securities and 3% growth in loans and leases. Total loans and leases increased $3.8 billion, as growth in the Private Bank, net new money originations in corporate banking and higher commercial line utilization, as well as growth in home equity and mortgage, were partially offset by commercial real estate paydowns and the runoff of Non-Core loans.
Average interest-earning assets of $206.8 billion increased $4.8 billion, or 2%, reflecting a $2.7 billion increase in total loans and leases, as well as $1.2 billion increase in investments and $760 million increase in cash held in interest-bearing deposits.
The average effective duration of the securities portfolio was 4.1 years, compared with 4.0 years at March 31, 2026 and 3.7 years at June 30, 2025.

Second quarter 2026	vs.	second quarter 2025
Period-end interest-earning assets of $207.9 billion increased $14.5 billion, or 8%, reflecting a $2.4 billion increase in investments in securities, a $4.5 billion increase in cash held in interest-bearing deposits and a $7.6 billion increase in total loans and leases and loans held for sale. The increase in total loans and leases and loans held for sale was largely driven by $5.6 billion of growth in commercial, given net new money originations in corporate banking and higher commercial line utilization, as well as growth in the Private Bank, partially offset by commercial real estate paydowns. Retail also grew $2.5 billion, reflecting growth in home equity and mortgage, partially offset by Non-Core portfolio runoff.
Average interest-earning assets of $206.8 billion increased $10.5 billion, primarily reflecting a $6.3 billion increase in total loans and leases and loans held for sale, as well as $2.6 billion increase in cash held in interest-bearing deposits and a $1.6 billion increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
Period-end deposits				$	%	$	%
Noninterest-bearing demand	$40,939	$41,672	$38,001	$(733)	(2)%	$2,938	8%
Checking with interest	40,258	37,675	34,918	2,583	7	5,340	15
Savings	23,570	24,114	25,400	(544)	(2)	(1,830)	(7)
Money market	60,029	59,611	55,638	418	1	4,391	8
Time	20,824	20,963	21,129	(139)	(1)	(305)	(1)
Total period-end deposits	$185,620	$184,035	$175,086	$1,585	1%	$10,534	6%
Average deposits
Noninterest-bearing demand	$39,881	$39,286	$37,350	$595	2%	$2,531	7%
Checking with interest	38,632	37,027	33,847	1,605	4	4,785	14
Savings	23,780	24,095	25,536	(315)	(1)	(1,756)	(7)
Money market	60,295	60,141	54,716	154	—	5,579	10
Time	21,032	20,766	22,679	266	1	(1,647)	(7)
Total average deposits	$183,620	$181,315	$174,128	$2,305	1%	$9,492	5%

Second quarter 2026	vs.	first quarter 2026
Total period-end deposits of $185.6 billion are up 1%, with growth in the Private Bank and Commercial. Private Bank deposits increased 7% to $17.8 billion at the end of second quarter 2026.
Average deposits of $183.6 billion increased 1%, primarily reflecting growth in the Private Bank, and in retail, primarily low-cost categories.

Second quarter 2026	vs.	second quarter 2025
Total period-end deposits of $185.6 billion increased 6%, primarily reflecting growth in the Private Bank of $9.1 billion, and $1.5 billion in Commercial, partially offset by a $0.4 billion reduction in higher-cost Treasury brokered deposits.
Average deposits of $183.6 billion were up 5%.

Citizens Financial Group, Inc.

Borrowed Funds				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$1,159	$54	$249	$1,105	NM	$910	NM
Long-term borrowed funds
FHLB advances	5,763	2,513	1,542	3,250	129	4,221	NM
Senior debt	7,078	7,076	6,821	2	—	257	4
Subordinated debt and other debt	1,421	1,419	1,752	2	—	(331)	(19)
Auto collateralized borrowings	928	1,252	2,411	(324)	(26)	(1,483)	(62)
Total borrowed funds	$16,349	$12,314	$12,775	$4,035	33%	$3,574	28%
Average borrowed funds
Short-term borrowed funds	$989	$454	$925	$535	118%	$64	7%
Long-term borrowed funds
FHLB advances	3,538	1,408	1,063	2,130	151%	2,475	233
Senior debt	7,078	6,843	7,042	235	3	36	1
Subordinated debt and other debt	1,419	1,415	1,759	4	—	(340)	(19)
Auto collateralized borrowings	1,077	1,409	2,635	(332)	(24)	(1,558)	(59)
Total average borrowed funds	$14,101	$11,529	$13,424	$2,572	22%	$677	5%

Second quarter 2026	vs.	first quarter 2026
Period-end borrowed funds increased $4.0 billion, primarily reflecting an increase in FHLB advances, partially offset by a decrease in collateralized borrowings on auto loans as the associated portfolio runs down.
Average borrowed funds increased $2.6 billion, driven primarily by an increase in FHLB advances, as well as an increase in senior debt as a result of issuance in the first quarter, partially offset by a decrease in auto collateralized borrowings.

Second quarter 2026	vs.	second quarter 2025
Period-end borrowed funds were up $3.6 billion, primarily reflecting an increase in FHLB advances, partially offset by the decrease in auto collateralized borrowings, given runoff of the associated portfolio.
Average borrowed funds increased by $677 million, given the increase in FHLB advances, largely offset by the decrease in auto collateralized borrowings.

Citizens Financial Group, Inc.

Capital				2Q26 change from
($s and shares in millions, except per share data)	2Q26	1Q26	2Q25	1Q26		2Q25
Period-end capital				$	%	$	%
Stockholders' equity	$26,183	$26,172	$25,234	$11	—%	$949	4%
Stockholders' common equity	24,072	24,061	23,121	11	—	951	4
Tangible common equity	16,185	16,165	15,246	20	—	939	6
Tangible book value per common share	$38.29	$37.94	$35.23	$0.35	1%	$3.06	9%
Common shares - at end of period	422.7	426.0	432.8	(3.3)	(1)	(10.1)	(2)
Common shares - average (diluted)	426.7	429.9	436.5	(3.2)	(1)%	(9.9)	(2)%
Common equity tier 1 capital ratio(1)	10.4%	10.5%	10.6%
Total capital ratio(1)	13.6	13.7	13.8
Tangible common equity ratio	7.2	7.3	7.2
Tier 1 leverage ratio(1)	9.2	9.3	9.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Second quarter 2026
•The CET1 capital ratio of 10.4% as of June 30, 2026 compares with 10.5% at March 31, 2026 and 10.6% at June 30, 2025.
•Total capital ratio of 13.6% compares with 13.7% at March 31, 2026 and 13.8% as of June 30, 2025.
•Tangible common equity ratio of 7.2% compares with 7.3% at March 31, 2026 and 7.2% as of June 30, 2025.
•Tangible book value per common share of $38.29, up 1% compared with first quarter 2026, and up 9% versus second quarter 2025.
•Total capital returned to shareholders was $422 million in second quarter 2026.
◦Paid $197 million in common dividends to shareholders during second quarter 2026. This compares with $198 million in common dividends during first quarter 2026 and $185 million during second quarter 2025.
◦Repurchased $225 million of common shares during second quarter 2026, compared with $300 million in first quarter 2026 and $200 million in second quarter 2025.

Citizens Financial Group, Inc.

Credit quality review				2Q26 change from
($s in millions)	2Q26	1Q26	2Q25	1Q26		2Q25
				$/bps/%	%	$/bps/%		%
Nonaccrual loans and leases(1)	$1,435	$1,497	$1,524	$(62)	(4)%	$(89)		(6)%
90+ days past due and accruing(2)	183	208	194	(25)	(12)	(11)		(6)
Net charge-offs	135	138	167	(3)	(2)	(32)		(19)
Provision for credit losses	134	140	164	(6)	(4)	(30)		(18)
Allowance for credit losses	$2,184	$2,185	$2,209	$(1)	—%	$(25)		(1)%
Nonaccrual loans and leases to loans and leases	0.97%	1.04%	1.09%	(7) bps		(12)	bps
Net charge-offs as a % of total loans and leases	0.37	0.39	0.48	(2)		(11)
Allowance for credit losses to loans and leases	1.48	1.52	1.59	(4)		(11)
Allowance for credit losses to nonaccrual loans and leases	152%	146%	145%	6%		7%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $172 million, $179 million, and $128 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Second quarter 2026	vs.	first quarter 2026
•Nonaccrual loans of $1.4 billion decreased 4%, driven by a decrease in commercial real estate, as we continue to workout the General Office portfolio. The nonaccrual loans to total loans ratio of 0.97% compares with 1.04% at March 31, 2026.
•Net charge-offs of $135 million, or 37 basis points of average loans and leases, compares with 39 basis points in the prior quarter, reflecting decreases in commercial real estate and retail, partially offset by higher C&I.
•The second quarter 2026 provision for credit losses of $134 million compares with $140 million for first quarter 2026.
•The ratio of allowance for credit losses to total loans of 1.48% was down slightly compared with 1.52% as of March 31, 2026 reflecting improved loan mix given the continued reduction in the Non-Core portfolio and a decrease in commercial real estate balances, with originations primarily in C&I and retail real estate secured that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 152% increased from 146% at March 31, 2026, reflecting the decline in nonaccrual loans.

Second quarter 2026	vs.	second quarter 2025
•Nonaccrual loans decreased 6% driven largely by a 13% decrease in commercial, reflecting a decline in commercial real estate. The nonaccrual loans to total loans ratio of 0.97% compares with 1.09% at June 30, 2025.
•Net charge-offs of $135 million, or 37 basis points of average loans and leases compares with 48 basis points for second quarter 2025, reflecting a decrease in commercial real estate and retail.
•Provision for credit losses of $134 million decreased compared with a $164 million provision in second quarter 2025 reflecting the runoff of the Non-Core portfolio and improving credit trends and loan mix.
•Allowance for credit losses of $2.2 billion decreased $25 million compared with June 30, 2025 given the continued Non-Core runoff and other improvements in loan mix. Allowance for credit losses ratio of 1.48% as of June 30, 2026 compares with 1.59% as of June 30, 2025.
•The allowance for credit losses to nonaccrual loans and leases ratio of 152% compares with 145% as of June 30, 2025.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (800) 369-1703, conference ID 1679767
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 16, 2026 through August 16, 2026. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $233.8 billion in assets as of June 30, 2026. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail, private banking, wealth management and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. Consumer Banking includes Citizens Private Bank and Private Wealth, which integrate banking services and wealth management solutions to serve high- and ultra-high-net-worth individuals and families, as well as investors, entrepreneurs and businesses. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures that we believe provide useful information to investors to understand our results of operations or financial condition. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q26 Change
		2Q26	1Q26	2Q25	1Q26			2Q25
					$/bps		%	$/bps		%
Pre-provision profit:
Total revenue (GAAP)	A	$2,283	$2,168	$2,037	$115		5%	$246		12%
Less: Noninterest expense (GAAP)	B	1,394	1,378	1,319	16		1	75		6
Pre-provision profit (non-GAAP)		$889	$790	$718	$99		13%	$171		24%
Operating leverage:
Total revenue (GAAP)	A	$2,283	$2,168	$2,037	$115		5.25%	$246		12.01%
Less: Noninterest expense (GAAP)	B	1,394	1,378	1,319	16		1.15	75		5.64
Operating leverage							4.10%			6.37%
Efficiency ratio:
Efficiency ratio	B/A	61.08%	63.55%	64.76%	(247)	bps		(368)	bps
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	C	422,677,660	426,023,578	432,768,811	(3,345,918)		(1%)	(10,091,151)		(2%)
Common stockholders' equity (GAAP)	D	$24,072	$24,061	$23,121	$11		—	$951		4
Less: Goodwill (GAAP)		8,220	8,221	8,187	(1)		—	33		—
Less: Other intangible assets (GAAP)		105	112	128	(7)		(6)	(23)		(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	440	1		—	(2)		—
Tangible common equity (non-GAAP)	E	$16,185	$16,165	$15,246	$20		—%	$939		6%
Book value per common share (GAAP)	D/C	$56.95	$56.48	$53.43	$0.47		1%	$3.52		7%
Tangible book value per common share (non-GAAP)	E/C	38.29	37.94	35.23	0.35		1	3.06		9
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	F	$6,542	$6,337	$5,770	$205		3%	$772		13%
Average interest-earning assets (GAAP)	G	206,770	201,929	196,318	4,841		2	10,452		5
Net interest margin (GAAP)	F/G	3.16%	3.14%	2.94%	2	bps		22	bps
Net interest income (GAAP)		$1,631	$1,562	$1,437	$69		4%	$194		14%
FTE adjustment		3	3	4	—		—	(1)		(25)
Net interest income on an FTE basis (non-GAAP)		1,634	1,565	1,441	69		4	193		13
Net interest income on an FTE basis (annualized) (non-GAAP)	H	6,555	6,350	5,786	204		3	769		13
Net interest margin on an FTE basis (non-GAAP)	H/G	3.17%	3.14%	2.95%	3	bps		22	bps
Return on average common equity and return on average tangible common equity:
Net income available to common stockholders (GAAP)	I	$554	$484	$402	$70		14%	$152		38%
Average common equity (GAAP)	J	$23,839	$23,995	$22,494	($156)		(1)	$1,345		6
Less: Average goodwill (GAAP)		8,221	8,198	8,187	23		—	34		—
Less: Average other intangibles (GAAP)		109	114	134	(5)		(4)	(25)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	438	1		—	—		—
Average tangible common equity (non-GAAP)	K	$15,947	$16,120	$14,611	($173)		(1%)	$1,336		9%
Return on average common equity (GAAP)	I/J	9.31%	8.19%	7.18%	112	bps		213	bps
Return on average tangible common equity (non-GAAP)	I/K	13.91%	12.19%	11.05%	172	bps		286	bps
Return on average total assets and return on average total tangible assets:
Net income (GAAP)	L	$587	$517	$436	$70		14%	$151		35%
Average total assets (GAAP)	M	$229,263	$224,224	$217,661	$5,039		2	$11,602		5
Less: Average goodwill (GAAP)		8,221	8,198	8,187	23		—	34		—
Less: Average other intangibles (GAAP)		109	114	134	(5)		(4)	(25)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	438	1		—	—		—
Average tangible assets (non-GAAP)	N	$221,371	$216,349	$209,778	$5,022		2%	$11,593		6%
Return on average total assets (GAAP)	L/M	1.03%	0.94%	0.80%	9	bps		23	bps
Return on average total tangible assets (non-GAAP)	L/N	1.06%	0.97%	0.83%	9	bps		23	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q26 Change
		2Q26	1Q26	2Q25	1Q26		2Q25
					$/bps	%	$/bps	%
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	O	$233,836	$227,918	$218,310	$5,918	3%	$15,526	7%
Less: Goodwill (GAAP)		8,220	8,221	8,187	(1)	—	33	—
Less: Other intangible assets (GAAP)		105	112	128	(7)	(6)	(23)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	440	1	—	(2)	—
Tangible assets (non-GAAP)	P	$225,949	$220,022	$210,435	$5,927	3%	$15,514	7%
Common equity ratio (GAAP)	D/O	10.3%	10.6%	10.6%	(27) bps		(30) bps
Tangible common equity ratio (non-GAAP)	E/P	7.2	7.3	7.2	(10) bps		(4) bps

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," and "guidance", or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could."

Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business, and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to achieve our financial performance goals and execute on our strategic business initiatives, including the continued expansion of Private Bank and Private Wealth, and our aim to position us as a more innovative, modern, and customer-centric bank;
•The effects of geopolitical instability, including the war in Ukraine and the conflict in the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The impact of changes in interest rates on our net interest income, net interest margin, mortgage originations, and mortgage servicing rights, as well as on market liquidity, which could affect our funding sources and ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers;
•A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR